EXHIBIT (a)(iii)

                                  Election Form

      Return by 11:59 p.m. Eastern (New York City) Time, on April 28, 2003, to:

         Country            Contact Person         Contact Information
         -------            --------------         -------------------

U.S. based employees        Marty Brown        Fax #  +1-408-764-3948,
                                               phone#+1-408-764-3900,
                                               E-mail mbrown@lumenis.com

                                               2400 Condensa St.
                                               Santa Clara, CA 95051
                                               USA

European based employees    Jorine Wunneberg   Fax #+31-20-347-5098,
                                               Phone # +31-20-347-5064,
                                               E-mail jwunneberg@lumenis.com

                                               Gondel 1
                                               1186 MJ Amstelveen
                                               The Netherlands

Israel based employees      Arnon Rosenberg    Fax # 04-9599130,
                                               Phone # 04-9599104,
                                               E-mail arosenberg@lumenis.com

                                               Yokneam Industrial Park
                                               P.O.B. # 240
                                               Yokneam 20692
                                               Israel

Japan based employees       Tomoko Yamada      Fax #  +81-3-5789-8426,
                                               Phone # +81-3-5789-8378,
                                               E-mail tyamada@lumenis.com

                                               No. 31 Kowa Bldg.
                                               3-19-1, Shirokanedai
                                               Minato-ku, Tokyo 108-0071
                                               Japan

China based employees       Eddy Zhang         Fax # +8610-6510-2621,
                                               Phone # +8610-6510-2620,
                                               E-mail ezhang@lumenis.com

                                               Unit 1018, Bright China ChangAn
                                                  Blvd.
                                               No. 7 Jianguomen Nei Ave.
                                               Beijing 100005
                                               China

Hong Kong based employees   HC Lee             Fax # + 852-2722-5151,
                                               Phone # +852-2174-2815,
                                               E-mail hc.lee@lumenis.com

                                               Unit Nos. 1517-18, Level 15,
                                                  Tower II
                                               Grand Century Place
                                               193 Prince Edward Road West
                                               Mongkok, Kowloon
                                               Hong Kong

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      This Election Form relates to the option exchange offer (the "Offer")
described in the Lumenis Inc. Offer to Exchange Outstanding Options to Purchase Ordinary Shares dated March 28, 2003 (the "Offer to Exchange"). To elect to participate in the Offer and tender your eligible option(s) for exchange, you must properly complete, sign and deliver this Election Form, either by hand delivery, interoffice mail or fax to the applicable contact person listed above, by not later than the expiration of the Offer. The Offer expires at 11:59 p.m. Eastern Time on April 28, 2003, unless we extend it.

      Please sign and return this Election Form regardless of whether or not you choose to tender your Eligible Options for exchange.

      By checking the first selection below and signing this Election Form, you are electing to tender for exchange all of your Eligible Options. If you do not wish to participate in the Offer, please indicate this by checking the second selection below.

      _______ I wish to participate in the Offer.

      _______ I decline to participate in the Offer.

Acknowledgement and Signature

      By signing and dating this document, you acknowledge that you have received all documents provided to you in regard to this Offer, including the "Offer To Exchange Outstanding Options to Purchase Ordinary Shares".

      Signature:__________________        Date:__________________


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